EXHIBIT 23(E)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement filed with the Securities and Exchange Commission, of our reports dated June 29, 1999, included in Federal Express Corporation's Form 10-K for the year ended May 31, 1999, and to all references to our firm included in this registration statement.




/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP


Memphis, Tennessee
June 5, 2000.